SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -----------------------------


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of report (Date of earliest event reported): July 6, 1998


                                 Metro-Tel Corp.
                              ----------------------
             (Exact Name of Registrant as Specified in Its Charter)



          Delaware                  0-9040                    11-2014231
----------------------------    --------------            -------------------
(State or Other Jurisdiction     (Commission              (I.R.S. Employer
      of Incorporation)          File Number)             Identification No.)



250 South Milpitas Boulevard, Milpitas, CA                           95035
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


                                 (408) 946-4600
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.
         ------------

         On July 6, 1998 the Company entered into an Agreement of Merger dated as of July 1, 1998 with Steiner-Atlantic Corp., pursuant to which the Company, in a purchase transaction, will issue shares of its common stock to the shareholders of Steiner-Atlantic Corp., as a result of which, Steiner-Atlantic Corp. stockholders will own approximately 70% of the combined company. The merger is subject to stockholder approval by both companies. A copy of the Agreement of Merger is attached to this Form 8-K as Exhibit 2.01.

         On July 6, 1998, the Company issued a press release reporting that the Company had entered into an Agreement of Merger with Steiner-Atlantic Corp. A copy of the press release is attached to this Form 8-K as Exhibit 99.01.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         (a)      Financial statements of business acquired:

                  Not applicable.

         (b)      Pro forma financial information:

                  Not applicable.

         (c)      Exhibits:

                  2.01     Agreement of Merger dated as of July 1, 1998 between
                           Metro-Tel Corp. and Steiner-Atlantic Corp.
                  99.01    Metro-Tel Corp. Press Release dated July 6, 1998.

                                S I G N A T U R E
                                -----------------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 METRO-TEL CORP.



Date: July 13, 1998                             By: /S/ Lloyd Frank
                                                    ----------------------------
                                                        Lloyd Frank, Secretary

                                  EXHIBIT INDEX
                                  -------------


Exhibit
Number            Description
-------           -----------

2.01 Agreement of Merger dated as of July 1, 1998 between Metro-Tel Corp. and Steiner-Atlantic Corp.

99.01             Metro-Tel Corp. Press Release dated July 6, 1998.

                                       -3-